UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2009

Lorillard, Inc.
 (Exact name of registrant as specified in its charter)

DELAWARE	001-34097	13-1911176
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

714 Green Valley Road Greensboro, North Carolina	24708-7018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 335-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

This Current Report on Form 8-K/A (the “Form 8-K/A”) is being filed with respect the the Current Report on Form 8-K filed earlier today (the “Form 8-K”) to correct the per pack impact resulting from the adjustment to credit terms stated on page 14 of the slide presentation furnished as Exhibit 99.1 herewith. All other information included on this Form 8-K/A is identical to the Form 8-K previously filed.

Lorillard, Inc. (“Lorillard” or the “Company”) will be participating in the Morgan Stanley Global Consumer & Retail Conference at the Crowne Plaza Times Square in New York City on Thursday, November 19, 2009 at 1:55 p.m. Eastern Time. The presentation will be broadcast live over the Internet under the Investor Relations section of the Company’s website at www.lorillard.com. A copy of the slide presentation for the conference is furnished as Exhibit 99.1 to this Form 8-K/A.

In addition, the Board of Directors of Lorillard, Inc. announced today that as part of its fiduciary responsibilities to shareholders of the Company, it has been implementing a succession review process in anticipation of the December 31, 2010 expiration of the employment contract of the Chairman, President and Chief Executive Officer, Mr. Martin L. Orlowsky. As part of this process, the Board will weigh all relevant options.

The information under Item 7.01 and in Exhibit 99.1 in this Form 8-K/A is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Lorillard, Inc. slide presentation dated November 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LORILLARD, INC.
(Registrant)

	By:	/s/ David H. Taylor

David H. Taylor
Executive Vice President, Finance and Planning and Chief Financial Officer

Dated: November 19, 2009